Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $73.9 million increases 19% year-over-year

•                  Non-GAAP operating income of $18.7 million represents 25% operating margin

•                  Non-GAAP EPS of $0.29 exceeds the high-end of our expectations

BRIDGEWATER, NJ — February 7, 2013 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation company that provides personal cloud solutions and software-based activation for connected devices across the globe, today announced financial results for the fourth quarter and full year 2012.

“The company’s strong business momentum contributed to revenue and profitability that were above the high end of our expectations for the fourth quarter,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “2012 was a transformational year for Synchronoss.  Mobile operators began to solidify their cloud strategies, and we achieved our goal of winning cloud services engagements with several of the largest mobile operators around the globe.  In addition, our recent acquisition of NewBay further expands our market share, our Personal Cloud platform functionality and our customer relationships.”

Waldis added, “As we look ahead, we are very optimistic about Synchronoss’ future as we are positioned to take advantage of certain powerful industry drivers such as the growth in connected devices and cloud services.  We remain on track to deploy our Personal Cloud platform with multiple major operators over the course of 2013, and we believe Synchronoss is poised to deliver strong growth on a sustained basis as our customers launch, scale and expand their cloud services.”

On a GAAP basis, Synchronoss reported net revenues of $73.2 million, representing an increase of 18% compared to the fourth quarter of 2011.  Gross profit was $41.9 million and income from operations was $6.6 million in the fourth quarter of 2012.  Net income applicable to common stock was $3.4 million, leading to diluted earnings per share of $0.09, compared to $0.21 for the fourth quarter of 2011.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $73.9 million, an increase of 19% compared to the fourth quarter of 2011.  Gross profit for the fourth quarter of 2012 was $44.2 million, representing a gross margin of 60%.  Income from operations was $18.7 million in the fourth quarter of 2012, representing a year-over-year increase of 18% and an operating margin of 25%.  Net income was $11.1 million in the fourth quarter of 2012, down from $13.3 million in the year ago period due to a higher tax rate in the fourth quarter of 2012 caused by the delayed renewal of federal research and development tax credits in the United States.  Diluted earnings per share were $0.29 for the fourth quarter of 2012, above the high-end of our expectations and compared to $0.34 for the fourth quarter of 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are pleased with the leverage displayed in Synchronoss’ business model during 2012.  While we invested heavily in the company’s Personal Cloud platform and global distribution, Synchronoss delivered a record annual non-GAAP gross margin of 60% along with 200 basis points of non-GAAP operating margin expansion,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “We believe there is additional, leverage in our financial model over time as our Tier 1 carrier customers deploy and scale our higher margin cloud platform.”

Other Fourth Quarter and Recent Business Highlights:

•                  Business outside of the AT&T relationship accounted for approximately $43.6 million of non-GAAP revenue, representing approximately 59% of total revenue.  Verizon Wireless remained the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of Synchronoss’ revenue for the quarter.  Business related to AT&T accounted for approximately $30.3 million of non-GAAP revenue, representing the other 41% of total revenue.

•                  During December 2012, Synchronoss acquired NewBay, a wholly owned subsidiary of Blackberry (formerly Research in Motion), for $55.5 million in cash.  NewBay’s technology assets and millions of worldwide subscribers further establish Synchronoss as the leader in providing cloud based mobile content services for mobile operators around the world.  NewBay also bolsters Synchronoss’ international presence, including its relationship with several mobile operators in Europe.

Full Year 2012 Summary Financial Results

•                  On a GAAP basis: Revenues for the full year 2012 were $273.7 million, an increase of 19% compared to $229.1 million in the prior year. Gross profit was $158.0 million for the full year 2012. Income from operations was $41.5 million and net income was $27.1 million, leading to full year 2012 diluted earnings per share of $0.69.

•                  On a Non-GAAP basis: Revenues for the full year 2012 were $275.2 million, an increase of 19% compared to $230.5 million in the prior year. Gross profit for the full year 2012 was $164.3 million, representing a gross margin of 60%.  Income from operations was $69.8 million for the full year 2012 and represented an operating margin of 25%. Net income was $43.2 million for the full year 2012, leading to diluted earnings per share of $1.10, an increase from $0.98 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Thursday, February 7, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-700-7101 (domestic) or 617-213-8837 (international). The pass code for the call is 44264651.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 55365997.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the mobile innovation company that provides personal cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

Web: www.synchronoss.com
Blog: http://blog.synchronoss.com
Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$36,028	$69,430
Marketable securities	20,188	51,504
Accounts receivable, net of allowance for doubtful accounts of $258 and $356 at December 31, 2012 and 2011, respectively	77,565	57,387
Prepaid expenses and other assets	19,009	16,061
Deferred tax assets	4,114	3,938

Total current assets	156,904	198,320
Marketable securities	653	31,642
Property and equipment, net	58,162	34,969
Goodwill	115,517	54,617
Intangible assets, net	110,760	63,969
Deferred tax assets	6,961	12,606
Other assets	3,482	2,495

Total assets	$452,439	$398,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,980	$7,712
Accrued expenses	37,069	24,153
Deferred revenues	11,320	8,834
Contingent consideration obligation	3,279	4,735

Total current liabilities	60,648	45,434
Lease financing obligation - long term	9,540	9,241
Contingent consideration obligation - long-term	5,100	8,432
Other liabilities	2,494	948
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at December 31, 2012 and 2011	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 42,533 and 41,063 shares issued; 38,674 and 38,394 outstanding at December 31, 2012 and 2011, respectively	4	4
Treasury stock, at cost (3,859 and 2,669 shares at December 31, 2012 and 2011, respectively	(67,918)	(43,712)
Additional paid-in capital	344,469	307,586
Accumulated other comprehensive loss	(365)	(699)
Retained earnings	98,467	71,384

Total stockholders’ equity	374,657	334,563

Total liabilities and stockholders’ equity	$452,439	$398,618

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net revenues	$73,181	$62,151	$273,692	$229,084
Costs and expenses:
Cost of services (2)(3)(4)*	31,282	28,325	115,670	106,595
Research and development (2)(3)(4)	14,216	10,504	52,307	41,541
Selling, general and administrative (2)(3)(4)	14,952	12,973	46,680	44,886
Net change in contingent consideration obligation	(500)	(357)	(6,235)	2,954
Depreciation and amortization	6,611	3,710	23,812	14,739

Total costs and expenses	66,561	55,155	232,234	210,715

Income from operations	6,620	6,996	41,458	18,369
Interest income	292	349	1,315	821
Interest expense	(296)	(255)	(998)	(928)
Other income (expense) (5)	303	(43)	889	97

Income before income tax expense	6,919	7,047	42,664	18,359
Income tax expense (benefit)	(3,470)	1,161	(15,581)	(3,233)

Net income	$3,449	$8,208	$27,083	$15,126

Net income per common share:
Basic (1)	$0.09	$0.22	$0.71	$0.44

Diluted (1)	$0.09	$0.21	$0.69	$0.43

Weighted-average common shares outstanding:
Basic	37,894	37,683	38,195	37,372

Diluted	38,631	38,755	39,126	38,619

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$3,449	$8,208	$27,083	$15,126
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	—	—	1,466

Net income applicable to shares of common stock for earnings per share	$3,449	$8,208	$27,083	$16,592

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,183	$1,308	$4,244	$4,981
Research and development	1,585	1,579	5,441	4,510
Selling, general and administrative	3,270	2,725	10,740	11,236

Total fair value stock-based compensation expense	$6,038	$5,612	$20,425	$20,727

(3) Amounts include acquisition and restructuring costs as follows:
Cost of services	$73	$—	$73	$15
Research and development	76	—	285	253
Selling, general and administrative	2,886	2,149	3,310	2,491

Total acquisition and restructuring costs	$3,035	$2,149	$3,668	$2,759

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$283	$82	$482	$432
Research and development	161	264	630	1,023
Selling, general and administrative	227	303	546	2,448

Total fair value earn-out cash and stock compensation expense	$671	$649	$1,658	$3,903

(5) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$(62)	$—	$20	$—

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$73,181	$62,151	$273,692	$229,084
Add: Deferred Revenue Write-Down	736	150	1,484	1,387
Non-GAAP Revenue	$73,917	$62,301	$275,176	$230,471

GAAP Revenue	$73,181	$62,151	$273,692	$229,084
Less: Cost of Services	31,282	28,325	115,670	106,595
GAAP Gross Margin	41,899	33,826	158,022	122,489
Add: Deferred revenue write-down	736	150	1,484	1,387
Add: Fair value stock-based compensation	1,183	1,308	4,244	4,981
Add: Acquisition and restructuring costs	73	—	73	15
Add: Deferred compensation expense - earn-out	283	82	482	432
Non-GAAP Gross Margin	$44,174	$35,366	$164,305	$129,304
Non-GAAP Gross Margin %	60%	57%	60%	56%

GAAP income from operations	$6,620	$6,996	$41,458	$18,369
Add: Deferred revenue write-down	736	150	1,484	1,387
Add: Fair value stock-based compensation	6,038	5,612	20,425	20,727
Add: Acquisition and restructuring costs	3,035	2,149	3,668	2,759
Add: Net change in contingent consideration obligation	(500)	(357)	(6,235)	2,954
Add: Deferred compensation expense - earn-out	671	649	1,658	3,903
Add: Amortization expense	2,110	660	7,360	2,640
Non-GAAP income from operations	$18,710	$15,859	$69,818	$52,739

GAAP net income attributable to common stockholders	$3,449	$8,208	$27,083	$15,126
Add: Deferred revenue write-down, net of tax	473	61	959	922
Add: Fair value stock-based compensation, net of tax	3,865	3,253	13,199	13,773
Add: Acquisition and restructuring costs, net of taxes	1,956	1,409	2,370	1,833
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	(438)	(341)	(6,255)	1,963
Add: Deferred compensation expense - earn-out, net of tax	430	330	1,071	2,594
Add: Amortization expense, net of tax	1,348	376	4,756	1,754
Non-GAAP net income	$11,083	$13,296	$43,183	$37,965
Diluted non-GAAP net income per share	$0.29	$0.34	$1.10	$0.98
Weighted shares outstanding - Diluted	38,631	38,755	39,126	38,619

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2012	2011
Operating activities:
Net income	$27,083	$15,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,812	14,739
Loss on disposal of asset	230	—
Amortization of bond premium	1,216	622
Proceeds from insurance claim	—	(199)
Deferred income taxes	1,475	(642)
Non-cash interest on leased facility	921	918
Stock-based compensation	20,425	22,051
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(11,611)	(19,409)
Prepaid expenses and other current assets	8,129	597
Other assets	(496)	(349)
Accounts payable and accrued expenses	(631)	7,695
Contingent consideration obligation	(8,211)	2,188
Excess tax benefit from the exercise of stock options	(6,920)	(3,575)
Other liabilities	(497)	(183)
Deferred revenues	949	3,006
Net cash provided by operating activities	55,874	42,585

Investing activities:
Purchases of fixed assets	(33,234)	(14,732)
Proceeds from insurance claim	—	199
Purchases of marketable securities available-for-sale	(13,146)	(82,098)
Sales and maturities of marketable securities available-for-sale	74,334	7,259
Business acquired, net of cash	(105,177)	(55,752)
Net cash used in investing activities	(77,223)	(145,124)

Financing activities:
Proceeds from the exercise of stock options	7,949	17,707
Payments on contingent consideration obligation	(2,268)	(8,533)
Excess tax benefit from the exercise of stock options	6,920	3,576
Repurchase of common stock	(24,615)	(19,999)
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	612	—
Payments on capital obligations	(1,015)	(945)
Net cash (used in) provided by financing activities	(12,417)	(8,194)
Effect of exchange rate changes on cash	364	(204)
Net decrease in cash and cash equivalents	(33,402)	(110,937)
Cash and cash equivalents at beginning of year	69,430	180,367
Cash and cash equivalents at end of period	$36,028	$69,430

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Year Ended December 31,
	2012	2011

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$55,874	$42,585
Add: Tax benefits from stock options exercised	6,920	3,575
Add: Cash payments on settlement of Earn-out	3,533	3,026
Adjusted cash flow provided by operating activities (Non-GAAP)	$66,327	$49,186

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com